EXHIBIT 99.1

Molecular Templates, Inc. Announces Proposed Public Offering of Common Stock

AUSTIN, Texas, February 17, 2021 — Molecular Templates, Inc. (Nasdaq: MTEM) (the “Company” or “Molecular”), a clinical-stage biopharmaceutical company focused on the discovery and development of the Company’s proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer and other serious diseases, today announced that it has commenced an underwritten public offering of its common stock. Molecular also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering on the same terms and conditions. All of the shares in the offering are to be sold by Molecular.

Molecular intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, to fund: its Phase II clinical studies for MT-3724 and/or development of other CD20-targeted molecules; its ongoing Phase I clinical study of MT-5111; its share of development expenses in its CD38 collaboration with Takeda; its PD-L1 program (including its anticipated upcoming Phase I clinical study for MT-6402); further preclinical development and drug discovery activities in its other programs; and for working capital and general corporate purposes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

BofA Securities, Cowen, Evercore ISI and Barclays are acting as joint book-running managers for the offering.

The securities are being offered by Molecular pursuant to a shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC. A preliminary prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained from BofA Securities, Inc., c/o BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or via e-mail at dg.prospectus_requests@bofa.com; Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or via telephone at (833) 297-2926; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, via telephone at (888) 474-0200, or via e-mail at ecm.prospectus@evercore.com; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone at (888) 603-5847, or via e-mail at Barclaysprospectus@broadridge.com. You may also obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Molecular Templates

Molecular Templates is a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise, and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such statements include, but are not limited to, statements relating to Molecular’s expectations with respect to its proposed offering, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the proposed offering.

Contact:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006